Exhibit 23.4

               Consent of Independent Certified Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated January 19, 1999, with respect to High Point Financial Corp.'s 1998 financial statements which were previously included in Lakeland Bancorp Inc.'s Form 8-K dated October 12, 1999 and to all references to our Firm in this Registration Statement.

                                                             Arthur Andersen LLP



Roseland, New Jersey
October 12, 1999